UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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LANDMARK BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

April 18, 2019

Dear Stockholder:

On behalf of the board of directors and management of Landmark Bancorp, Inc., we cordially invite you to attend our annual meeting of stockholders, to be held at 2:00 p.m. on Wednesday, May 22, 2019, at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. At the meeting, we will also report on our operations and the outlook for the year ahead.

We have nominated three persons to serve as Class III directors, each of whom is an incumbent director. We have also included a non-binding, advisory proposal to approve the compensation of our named executive officers, or “say-on-pay” proposal, as well as a non-binding, advisory proposal regarding the frequency with which stockholders will vote on such say-on-pay proposals in the future. Additionally, our Audit Committee has selected, and we recommend that you ratify, the appointment of Crowe LLP to continue as our independent registered public accounting firm for the year ending December 31, 2019.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope, or vote by telephone or internet as described on the proxy card, as promptly as possible. This will ensure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

LANDMARK BANCORP, INC.

/s/ Michael E. Scheopner
Michael E. Scheopner
President and Chief Executive Officer

LANDMARK BANCORP, INC.

701 Poyntz Avenue

Manhattan, Kansas 66502

(785) 565-2000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2019

To the stockholders of

LANDMARK BANCORP, INC.

The annual meeting of the stockholders of Landmark Bancorp, Inc., a Delaware corporation, will be held at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas, on Wednesday, May 22, 2019, at 2:00 p.m., local time, for the following purposes:

1.	to elect three Class III directors for a three-year term ending in 2022;

2.	to approve, in a non-binding, advisory proposal, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;

3.	to consider the frequency with which stockholders will vote on future say-on-pay proposals;

4.	to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

5.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We are not aware of any other business to come before the annual meeting. Any action may be taken on any one of the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned or postponed. The board of directors has fixed the close of business on April 3, 2019, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors

/s/ Michael E. Scheopner
Michael E. Scheopner
President and Chief Executive Officer

Manhattan, Kansas April 18, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, or vote by telephone or internet as described on the proxy card. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND, IF YOU DO, YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

LANDMARK BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2019

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the board of directors of Landmark Bancorp, Inc. (all references to “Landmark Bancorp,” the “Company,” “we” or “our” refer to Landmark Bancorp, Inc., unless the context requires otherwise) of proxies to be voted at the annual meeting of stockholders to be held at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas, on Wednesday, May 22, 2019, at 2:00 p.m., local time, and at any adjournments or postponements of the meeting. Our 2018 annual report, which includes consolidated financial statements of Landmark Bancorp and Landmark National Bank, is also enclosed. This proxy statement is first being mailed to Landmark Bancorp’s stockholders on or about April 18, 2019.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on April 3, 2019, the record date for the annual meeting, you owned shares of Landmark Bancorp’s common stock. This proxy statement lists the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted on at the meeting to assist you in making an informed decision.

When you sign the enclosed proxy card or vote by telephone or internet as described on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should instruct the proxy holder how to vote your shares in advance of the meeting in case your plans change.

If you have instructed the proxy holder how to vote your shares and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of three Class III directors of Landmark Bancorp for a three-year term expiring in 2022; (ii) a non-binding, advisory proposal on the compensation of our named executive officers (referred to as a “say-on-pay” proposal); (iii) a non-binding, advisory proposal regarding the frequency with which stockholders will consider future say-on-pay proposals; and (iv) the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the 2019 fiscal year. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

You may vote either by mail, by telephone, by internet or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed postage-paid, pre-addressed envelope to our transfer agent, Computershare. To vote by telephone or by internet, please follow the instructions on the proxy card.

If you sign and return your proxy card or vote by telephone or internet but do not provide voting instructions, the shares represented by your proxy card will be voted “FOR” all nominees named in this proxy statement to be elected as directors, “FOR” the say-on-pay proposal, for the “EVERY THREE YEARS” option relating to the frequency of future say-on-pay proposals and “FOR” the ratification of Crowe LLP as our independent registered public accounting firm.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card, or vote by telephone or internet, in advance of the meeting in case your plans change. Please note, if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker, trustee or other fiduciary who may hold your shares, your broker, trustee or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a “legal proxy” from your broker, trustee or fiduciary in order to vote in person at the meeting.

Brokers may generally vote on routine matters, such as the ratification of our independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on a matter on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described under “How many votes are needed for approval of each proposal?”

The election of directors, the say-on-pay proposal and the vote on the frequency of future say-on-pay proposals are all considered non-routine matters. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker, trustee or fiduciary gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return, or vote by telephone or internet with respect to, ALL proxy cards to ensure that all your shares are voted.

What options do I have in voting on each of the proposals?

Except with respect to the frequency of future say-on-pay proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on any proposal that may properly be brought before the meeting. With respect to the proposal on the frequency of future say-on-pay proposals, you may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN.”

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

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How many votes are needed for approval of each proposal?

Except with respect to the frequency of future say-on-pay proposals, all matters properly brought before the meeting must receive the affirmative vote of a majority of the shares represented and voting at the meeting. The frequency with which future say-on-pay votes will be held will be decided by a plurality, with the frequency receiving the most votes being considered the choice of stockholders.

Please note, however, that because the say-on-pay proposal and the proposal regarding the frequency of future say-on-pay proposals are advisory, the outcome of such votes will not be binding on the board of directors or the Compensation Committee.

Please also note that the election of directors, the say-on-pay proposal and the proposal regarding the frequency of future say-on-pay proposals are all considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Broker non-votes will not be counted as represented and voting at the meeting and therefore will not have an effect on any matter presented at the annual meeting, but will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum, but will not affect the outcome of any of the proposals considered at the meeting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

●	signing another proxy with a later date and returning that proxy to our transfer agent at:

Computershare P. O. Box 30170 College Station, TX 77842;

●	sending notice to our transfer agent, at the address above, that you are revoking your proxy;

●	timely submitting another proxy via telephone or the internet; or

●	voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many shares do we need to have represented at the meeting to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

●	is present in person at the meeting; or

●	has properly submitted a signed proxy card or other proxy.

On April 3, 2019, the record date, there were 4,372,116 shares of common stock issued and outstanding. Therefore, at least 2,186,059 shares need to be present at the annual meeting to hold the meeting and conduct business.

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What happens if a nominee is unable to stand for election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The board has no reason to believe any nominee will be unable to stand for election.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days after the annual meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Landmark Bancorp or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

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PROPOSAL 1 – ELECTION OF DIRECTORS

At the annual meeting of the stockholders to be held on May 22, 2019, our stockholders will be entitled to elect three Class III directors for a term expiring in 2022. Landmark Bancorp’s directors are divided into three classes having staggered terms of three years.

We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, the year first elected as director and their business experience during the previous five years. Unless otherwise noted, the directors have been employed in their principal occupation with the same organization for at least the last five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class III directors for three-year terms expiring in 2022.

We unanimously recommend that you vote “FOR” each of the nominees for director. Unless you vote “AGAINST” the nominees or “ABSTAIN”, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the board of directors.

NOMINEES

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS III (Term Expiring 2022)

Patrick L. Alexander	66	Chairman and Director of Landmark Bancorp and Landmark National Bank	1990

Jim W. Lewis	63	Director of Landmark Bancorp and Landmark National Bank	1991

Michael E. Scheopner	57	President, Chief Executive Officer and Director of Landmark Bancorp and Landmark National Bank	2013

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CONTINUING DIRECTORS

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS I (Term Expires 2020)

Brent A. Bowman	69	Director of Landmark Bancorp and Landmark National Bank	1987

Sarah Hill-Nelson	49	Director of Landmark Bancorp and Landmark National Bank	2011

David H. Snapp	63	Director of Landmark Bancorp and Landmark National Bank	1986

Name	Age	Position with Landmark Bancorp and Landmark National Bank	Director Since(1)

CLASS II (Term Expires 2021)

Richard A. Ball	66	Director of Landmark Bancorp and Landmark National Bank	1995

Sandra J. Moll	55	Director of Landmark Bancorp and Landmark National Bank	2018

Wayne R. Sloan	65	Director of Landmark Bancorp and Landmark National Bank	2013

(1)	Indicates the year first elected or appointed to the board of directors of Landmark Bancorp, MNB Bancshares, Inc. or Landmark Bancshares, Inc. (or their respective banking subsidiaries). MNB Bancshares, Inc. and Landmark Bancshares, Inc. are the predecessor companies to Landmark Bancorp.

All of our directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, or until their respective successors are duly elected and qualified. There are no arrangements or understandings with any of the directors or nominees pursuant to which they have been selected as nominees or directors. No director or executive officer is related to any other director or executive officer of Landmark Bancorp or Landmark National Bank by blood, marriage or adoption. No nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

The business experience of each nominee and continuing director, as well as their qualifications to serve on the board, are as follows:

Patrick L. Alexander has served as Chairman of Landmark Bancorp and Landmark National Bank since January 2019, previously serving as Executive Chairman from January 2014 to December 2018. Mr. Alexander previously served as President and Chief Executive Officer of Landmark Bancorp and Landmark National Bank from October 2001 until stepping down as President in May 2013 and as Chief Executive Officer effective January 2014. Mr. Alexander has also served on the boards of directors of Landmark Bancorp and Landmark National Bank since October 2001, becoming Chairman in May 2013. Mr. Alexander became President and Chief Executive Officer of the Manhattan Federal Savings and Loan Association (the predecessor to Security National Bank) in 1990, and became the President and Chief Executive Officer of MNB Bancshares and Security National Bank in 1992 and 1993, respectively. From 1986 to 1990, Mr. Alexander served as President of the Kansas State Bank of Manhattan. We consider Mr. Alexander to be a qualified candidate for service on the board due to his experience in the financial services industry and the intimate familiarity with Landmark Bancorp’s operations he acquired in senior leadership positions with Landmark Bancorp.

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Richard A. Ball, a certified public accountant, is the President of Ball Consulting Group, Ltd. He has served as a Board Chairman of the Great Bend Chamber of Commerce, Great Bend United Way, Petroleum Club and Barton County Community College Academic Fund Campaign. He has also served on the boards of the Kiwanis Club, Cougar Booster Club, Downtown Development, Mid-Kansas Economic Development and the Kansas Oil & Gas Museum Committee. We consider Mr. Ball to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to his prominence in the Great Bend market area, as well as his familiarity with accounting principles and his general business experience.

Brent A. Bowman is the President of BBN Architects Inc., an architectural firm. Previously, he was the President of Bowman, Bowman and Novick, Inc. He has previously served on the board of directors of Big Lakes Developmental Center, Inc. We consider Mr. Bowman to be a qualified candidate for service on the board and the Compensation Committee due to the skills and expertise he has acquired in leadership roles at local businesses.

Sarah Hill-Nelson is the President and Chief Executive Officer of The Bowersock Mills & Power Company, a hydroelectric power plant, in Lawrence, Kansas. Ms. Hill-Nelson is a member of the Lawrence Chamber of Commerce and has served in leadership positions on several boards, including President of the Douglas County CASA Board and Vice President of the City of Lawrence Sustainability Advisory Board. We consider Ms. Hill-Nelson to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Governance Committee due to the skills and expertise she has acquired in running a local business, as well as her involvement in the Lawrence market.

Jim W. Lewis is the owner of Lewis Automotive Group, which includes several dealerships in Kansas. Mr. Lewis is a member of the Dodge City Area Chamber of Commerce and the Governor’s Council of Economic Advisors for the State of Kansas. He was a founding member of The Alley, a community teen center in Dodge City. We consider Mr. Lewis to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Governance Committee due to the skills and expertise he has demonstrated in running a local business, as well as his prominence in several of our market areas.

Sandra J. Moll is the owner of Advanced Business Solutions, LLC, a service organization based in Olathe, Kansas, focused on assisting and providing solutions for financial institutions and small businesses. Ms. Moll currently serves on the board of KC One Heart. We consider Ms. Moll to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Governance Committee due to the financial skills and extensive expertise she has acquired in her leadership roles in the financial services industry and the expertise she has acquired in running a local business, as well as her involvement in several of our market areas.

Michael E. Scheopner has served as President of Landmark Bancorp and Landmark National Bank since May 2013 and as Chief Executive Officer since January 2014. Previously, he had served as an Executive Vice President and Credit Risk Manager of Landmark National Bank from October 2001 to May 2013. Mr. Scheopner served as an Executive Vice President of Security National Bank from March 1998 to October 2001 and as a Senior Vice President of Security National Bank from May 1996 to March 1998. We consider Mr. Scheopner to be a qualified candidate for service on the board due to his experience in the financial services industry and the intimate familiarity with our organization’s operations he has acquired in senior leadership positions within our organization.

Wayne R. Sloan is the Chairman and Chief Executive Officer of BHS Construction, Inc., a general construction firm in Manhattan, Kansas, a position he has held since January 2018. Previously, he was the President of BHS Construction, Inc. since 1982. He currently serves on the board of the Manhattan Area Chamber of Commerce as Chairman and is the Vice-President of the Pawnee Mental Health Foundation Board. He has previously served as the President of the State Alliance of Boys and Girls Clubs. He also served as President of the Associated General Contractors of Kansas and the President of the Boys and Girls Club of Manhattan. We consider Mr. Sloan to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to the skills and expertise he has acquired in running a local business, as well as his involvement in the Manhattan market.

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David H. Snapp is the owner of the David H. Snapp, LC law firm in Dodge City, Kansas. Mr. Snapp serves as a board member of Arrowhead West, Inc., a mental and physical rehabilitation center, and the Catholic Charities of Southwest Kansas, Inc., and has previously served as the past President of the Community Foundation of Southwest Kansas. Mr. Snapp is the current President of the Santa Fe Trail Council of the Boy Scouts of America. Mr. Snapp is also a member of the Kansas Title Standards Committee for real estate transactions and is a member of the Kansas Judicial Council Probate Advisory Committee. We consider Mr. Snapp to be a qualified candidate for service on the board due to his legal skills and expertise, along with the expertise he has acquired in running a local business and his prominence in the Dodge City market.

In addition, the business experience for each of our executive officers not otherwise discussed above is as follows:

Mark A. Herpich, age 51, has served as Vice President, Secretary, Treasurer and Chief Financial Officer of Landmark Bancorp and as Executive Vice President, Secretary and Chief Financial Officer of Landmark National Bank since October 2001. Previously, he held these same positions at MNB Bancshares and Security National Bank from September 1998 to October 2001. Mr. Herpich served as a Senior Manager and certified public accountant at KPMG LLP from August 1989 to September 1998.

Mark J. Oliphant, age 66, has served as Executive Vice President and Market President-Central Region since February 2013. He has served as a Market President of Landmark National Bank since October 2001. He has also served as the Executive Vice President – Retail Banking of Landmark National Bank from 2012 to 2015. Prior to joining Landmark National Bank, Mr. Oliphant served as a Market President for Bank of America in Dodge City, Kansas from January 1998 to October 2001 and as Senior Vice President – Head of Commercial Lending from July 1997 to January 1998 for Bank of America in Dodge City.

Dean R. Thibault, age 67, has served as Executive Vice President-Chief Lending Officer since January 2018. Prior to serving in his current role, he served as Executive Vice-President-Commercial Banking of Landmark National Bank since January 2006. He had served as a Market President for Landmark National Bank since October 2001. Mr. Thibault served as Senior Vice President for Security National Bank from March 1998 to October 2001.

None of the executive officers were selected as an officer pursuant to any arrangement or understanding with any other person.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have nine directors serving as our board, a majority of whom are deemed to be “independent,” as that term is defined by The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Snapp is not deemed to be “independent” because Landmark Bancorp has regularly engaged the law firm of David H. Snapp, LC, of which he is the owner, in the past. Additionally, Mr. Alexander and Mr. Scheopner are not deemed to be “independent” because of their respective positions, currently or during the past three years, as executive officers of Landmark Bancorp and its affiliates. Each of the other directors is deemed to be “independent” as that term is defined by Nasdaq.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Landmark Bancorp, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, with additional special meetings held from time to time. Our directors also discuss business and other matters with Mr. Scheopner, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

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The board of directors has, in addition to other committees, an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The current charters of each of these committees are available on Landmark Bancorp’s website at www.landmarkbancorpinc.com. Our website also contains a general description about us, as well as our Code of Business Conduct and Ethics. Additionally, we maintain a separate website for Landmark National Bank at www.banklandmark.com that contains a description of our banking services and products.

The board held seven regularly scheduled and special meetings during 2018. In 2019, the full board intends to meet six times with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2018, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors serving at that time were present at the annual meeting.

Audit Committee

Messrs. Ball, Lewis, and Sloan and Mmes. Hill-Nelson and Moll currently serve as members of the Audit Committee and served as members of the Audit Committee in 2018, with Mr. Ball serving as Chairperson. In July 2018, Ms. Moll was appointed as a member of the Audit Committee. Ms. Susan Roepke also served on the Audit Committee and as Chairperson of the Audit Committee in 2018 until her retirement from the board in May 2018. Each of these members is considered “independent,” according to the listing standards set forth by Nasdaq and Rule 10A-3 of the Exchange Act, and the board believes that each member of the committee possesses the necessary skills and qualifications to critically analyze our financial statements and financial reporting process. Further, the board has determined that Mr. Ball qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The board based this decision on Mr. Ball’s education and professional experience as a certified public accountant and familiarity with accounting principles.

The functions performed by the Audit Committee include, but are not limited to, the following:

●	selecting and managing the relationship with our independent registered public accounting firm;

●	reviewing the independence of the independent registered public accounting firm;

●	reviewing actions by management on recommendations of the independent registered public accounting firm and internal audit staff;

●	meeting with management, internal audit staff and the independent registered public accounting firm to review the effectiveness of our system of internal control over financial reporting and internal audit procedures;

●	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

●	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent registered public accounting firm, internal audit staff and management. Our internal audit staff reports directly to the committee on audit and compliance matters. The committee also reviews and approves the scope of the annual external audit and consults with the independent registered public accounting firm regarding the results of their auditing procedures. We have adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. A copy of the charter is currently available on our website at www.landmarkbancorpinc.com. The Audit Committee for Landmark Bancorp met six times in 2018.

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Compensation Committee

Messrs. Ball, Bowman and Sloan currently serve as members of the Compensation Committee and served as members of the Compensation Committee in 2018, with Mr. Ball serving as Chairman. In July 2018, Mr. Sloan was appointed as a member of the Compensation Committee. Ms. Roepke also served on the Compensation Committee in 2018 until her retirement from the board in May 2018. Each of the members is considered “independent,” as such term is defined by Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the Chief Executive Officer and executive officers of Landmark Bancorp. The Chief Executive Officer conducts annual performance reviews for the executive officers, and the Compensation Committee considers the Chief Executive Officer’s assessment of each executive officer’s individual performance and his salary recommendations for the other executive officers in determining executive officer compensation. The Compensation Committee evaluates the Chief Executive Officer’s performance and establishes his compensation. The Chief Executive Officer is not present at and does not participate in Compensation Committee discussions or decisions relating to his compensation. In assessing the compensation paid to the executive officers of Landmark Bancorp, the Compensation Committee typically makes use of general survey data from various sources. The Compensation Committee also has the authority to retain inside advisors and the sole authority to retain and pay outside advisors at its discretion.

In 2015, Blanchard Consulting Group, an independent compensation consultant, was engaged to perform a comparative analysis of our compensation programs for our executive management and our board of directors relative to our peer group. The Compensation Committee utilized the results of the Blanchard Consulting Group analysis with respect to administering and overseeing our executive management and board of directors’ compensation programs. The Compensation Committee determined that Blanchard Consulting Group had no known conflicts of interest that would have impaired its independence in advising the committee. The Compensation Committee did not utilize the services of a compensation consultant during 2018.

The Compensation Committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com. The Compensation Committee met three times in 2018.

Nominating and Governance Committee

Mr. Lewis and Mmes. Hill-Nelson and Moll currently serve as members of the Nominating and Governance Committee and served as members of the Nominating and Governance Committee in 2018, with Mr. Lewis serving as Chairman. In July 2018, Mr. Sloan left the Nominating and Governance Committee and was appointed to the Compensation Committee, and Ms. Moll was appointed to the Nominating and Governance Committee. Each of the members is deemed to be “independent,” as such term is defined by Nasdaq. The Nominating and Governance Committee is charged with overseeing our corporate governance programs as well as nominating directors to serve on the board of directors. The Nominating and Governance Committee’s responsibilities and functions are further described in its charter, which is available on our website at www.landmarkbancorpinc.com. The Nominating and Governance Committee met two times in 2018.

Director Nominations and Qualifications

In carrying out its nominating function, the Nominating and Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and stockholder nominees, in the same manner, although it is not currently seeking candidates to serve on the board, and we did not receive any stockholder nominations for the 2019 annual meeting. Generally, the Nominating and Governance Committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our Code of Business Conduct and Ethics. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent).

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The committee identifies nominees by first evaluating the current members of the board whose term is set to expire at the upcoming annual stockholder meeting and who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above. The committee has not, in the past, retained a third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates. The committee evaluated the incumbent directors whose terms expire in 2019 and determined that they should be nominated for re-election as directors.

Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Stockholders may contact our board of directors by contacting Mark A. Herpich, Corporate Secretary, Landmark Bancorp, Inc. at 701 Poyntz Avenue, Manhattan, Kansas 66502 or (785) 565-2000.

Nominations of Directors. In accordance with our bylaws, a stockholder may nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the first anniversary date of the previous year’s annual meeting, which means such notice must be delivered to our Corporate Secretary no earlier than February 22, 2020 and no later than March 23, 2020 for the 2020 annual meeting of stockholders. The stockholder’s notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age, business address and residential address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.

Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2020 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 20, 2019, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a stockholder and voted upon at an annual meeting, the stockholder must file written notice of the proposal to our Corporate Secretary on or before 60 days in advance of the first anniversary of the previous year’s annual meeting, which, for the 2020 annual meeting of stockholders, means such notice must be filed with our Corporate Secretary on or before March 23, 2020.

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Board Leadership Structure

Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate people, with Mr. Alexander serving as Chairman of the Board and Mr. Scheopner serving as Chief Executive Officer. We currently believe this is the most appropriate structure for Landmark Bancorp. The Chairman of the Board provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board also provides input to management with respect to setting the board agendas, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board of directors and stockholders. With the Chairman of the Board’s assumption of these duties, the Chief Executive Officer may place a greater focus on the strategic and operational aspects of Landmark Bancorp. We also believe that ultimately our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which Landmark Bancorp and its stockholders benefit.

Independent Director Sessions

Because the Chairman of the Board is not an independent director, we have a separate lead independent director who organizes and presides at sessions of our independent directors. Currently, Mr. Bowman serves as our lead independent director and he is expected to continue in this role throughout 2019. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without the non-independent directors present, and in 2018 there were two such sessions.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy. Additionally, our Senior Vice-President/Risk Supervision, Executive Vice-President/Commercial Banking and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk-management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

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Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.landmarkbancorpinc.com. We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

The Company’s directors, officers and employees are also subject to an Insider Trading Policy. The Insider Trading Policy does not prohibit the Company’s directors, officers or employees entering into hedging transactions involving the Company’s stock or from pledging their shares of the Company’s stock.

Director Compensation

In 2018, the directors of Landmark Bancorp received a quarterly retainer of $5,000 for serving on the board of directors, supplemented by a $1,000 fee paid for attending non-telephonic board meetings. Beginning in January 2019, Mr. Alexander, receives a quarterly retainer of $10,000 for serving as Chairman of Landmark Bancorp, and is eligible to receive a $2,000 fee for each non-telephonic board meeting he attends. The table below illustrates the compensation of our non-employee directors in 2018.

Landmark Bancorp has assumed deferred compensation agreements entered into by Messrs. Ball and Snapp as directors of Landmark Bancshares, Inc., a predecessor company of Landmark Bancorp. Under the deferred compensation agreements, each of Messrs. Ball and Snapp is entitled to a deferred compensation account which the Company may contribute to from time to time. The Company does not currently make contributions to the deferred compensation accounts. The deferred compensation accounts are further increased or decreased annually based on the performance of certain measurement funds. As of December 31, 2018, Messrs. Ball and Snapp had a deferred compensation account balance of $307,225 and $28,204, respectively. The deferred compensation accounts will be distributed to each director in 120 monthly installments upon the retirement of the director following his 65th birthday or to his beneficiary in the event of his death prior to normal retirement age. Should either of Messrs. Ball or Snapp cease to be a member of the board of directors for any reason other than retirement or death, he would receive the balance of his deferred compensation account in a lump sum distribution at the time of termination.

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Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(g)		(h)
Patrick L. Alexander	26,000	10,008	170,895	(2)	206,903
Richard A. Ball	26,000	10,008	-0-		36,008
Brent A. Bowman	26,000	10,008	-0-		36,008
Sandra J. Moll(3)	14,667	10,008	-0-		24,675
Sarah Hill-Nelson	26,000	10,008	-0-		36,008
Jim W. Lewis	26,000	10,008	-0-		36,008
Susan E. Roepke(4)	11,333	-0-	-0-		11,333
Wayne R. Sloan	25,000	10,008	-0-		35,008
David H. Snapp	26,000	10,008	-0-		36,008

(1)	Amounts reflect the aggregate grant date fair value of restricted stock awards granted in 2018 computed in accordance with FASB ASC Topic 718. In 2018, each non-employee director was granted 362 shares of restricted stock (as adjusted for subsequent stock dividends), which shares vest 100% in 2019. For a discussion of the assumptions used to establish the valuation of the restricted stock awards, reference is made to Note 17 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission on March 14, 2019. As of December 31, 2018, in addition to the restricted stock awards granted in 2018, Messrs. Ball, Bowman, and Lewis each held 2,034 options, all of which were exercisable.

(2)	Reflects amounts received by Mr. Alexander pursuant to an employment agreement with Landmark Bancorp, effective January 1, 2014, for his service as Executive Chairman of Landmark Bancorp, including an annual salary of $120,000, a discretionary bonus of $40,000, Company contributions to Landmark Bancorp’s 401(k) Profit Sharing Plan, and a car allowance. The employment agreement was terminated by the mutual agreement of the parties effective January 4, 2019. Following termination of the employment agreement, Mr. Alexander will be compensated as a non-employee director for his service as Chairman of Landmark Bancorp as described above.

(3)	Ms. Moll joined the board of directors in May 2018.

(4)	Ms. Roepke retired from the board of directors in May 2018.

EXECUTIVE COMPENSATION

Regulatory Impact on Compensation

As a publicly-traded financial institution, Landmark Bancorp must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require Landmark Bancorp and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better-than-average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

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Under its Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness standards”), the Federal Deposit Insurance Corporation (the “FDIC”) has held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework within which to make a determination as to whether compensation is to be considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or non-cash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee’s compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. The FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution’s overall financial condition.

In addition to the Safety and Soundness standards, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the “Guidance”). Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to serve as a complement to the Safety and Soundness standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution’s attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

The Compensation Committee, with the assistance of its advisors and Landmark Bancorp management, continues to monitor the status of compensation-related rules and regulations expected to be finalized or issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While the Compensation Committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations when they are finalized and become effective. The Compensation Committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness standards and the framework of the Guidance. As such, the Compensation Committee already adheres, in many respects, to the proposed rules and regulations under the Dodd-Frank Act.

As a publicly-traded corporation, Landmark Bancorp is also subject to the Securities and Exchange Commission’s rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the Company

The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for Landmark Bancorp’s named executive officers. In this regard, the Compensation Committee has revisited the components of the frameworks set forth in the Safety and Soundness standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Landmark Bancorp’s compensation programs for our named executive officers. The Compensation Committee believes Landmark Bancorp has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Compensation Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

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In making decisions about executive compensation, in addition to the above, we also consider the impact of other regulatory provisions, including: the provisions of Section 162(m) of the Code that may limit the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; and Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control. In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results. For example, we consider the impact of FASB ASC Topic 718, which requires us to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

Stockholders’ Say-on-Pay Vote

At Landmark Bancorp’s 2016 annual meeting of stockholders, the stockholders overwhelmingly approved the non-binding advisory proposal on the 2015 compensation of our named executive officers required pursuant to Section 14A of the Exchange Act with more than 85% of the votes cast in favor of the proposal. We received no specific feedback from our stockholders concerning our executive compensation program during the past year. The Compensation Committee considered this approval a reflection of the stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2018. Based on the preference expressed by stockholders at the 2013 annual meeting in their vote regarding the frequency of future say-on-pay votes required by Section 14A of the Exchange Act, and consistent with the board’s previous recommendation, the board determined to conduct an advisory vote on executive compensation every three years. Accordingly, the next non-binding, advisory vote on executive compensation is being held at the 2019 annual meeting of stockholders. Please see proposals 2 and 3 to this proxy statement.

Summary of Compensation Paid to Named Executive Officers

The table below sets forth the following information for our Chief Executive Officer and our two other most highly paid executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2018 and 2017; (ii) the aggregate grant date fair value of stock awards granted during these years, computed in accordance with FASB ASC Topic 718; (iii) the dollar value of earnings for services pursuant to awards granted during these years under non-equity incentive plans; (iv) all other compensation for these years; and (v) the dollar value of total compensation for these years.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Michael E. Scheopner	2018	330,000	39,675	50,013	-0-	59,409	55,431	534,528
President and Chief Executive Officer	2017	315,000	-0-	-0-	49,982	-0-	55,405	420,387

Mark A. Herpich	2018	223,250	32,540	27,501	-0-	48,726	22,071	354,088
Executive Vice President and Chief Financial Officer	2017	215,250	-0-	-0-	27,486	-0-	24,200	266,936

Mark J. Oliphant	2018	179,000	15,879	12,503	-0-	23,776	14,072	245,230
Executive Vice President and Market President – Central Region	2017	173,000	-0-	-0-	12,497	5,063	14,742	205,302

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(1)	The amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of stock and option awards granted to each of our named executive officers in each of the years ended December 31, 2018 and 2017 computed in accordance with FASB ASC Topic 718. In 2018, Messrs. Scheopner, Herpich, and Oliphant were granted 1,810, 995, and 453 shares of restricted stock (each as adjusted for subsequent stock dividends), respectively, which shares vest 25% each year over four years. In 2017, Messrs. Scheopner, Herpich, and Oliphant were granted options to purchase 7,011, 3,856, and 1,754 shares of common stock (each as adjusted for subsequent stock dividends), respectively, with an exercise price of $26.53 per share (as adjusted for subsequent stock dividends), which options vest 25% each year over four years. For a discussion of the assumptions used to establish the valuation of the restricted stock and stock option awards, reference is made to Note 17 of the Notes to the Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission on March 14, 2019.

(2)	Represents annual non-equity incentive plan awards paid as a result of the attainment of specific earnings per share growth, specific asset quality goals, and return on average assets goals relating to the prior fiscal year. The objective performance goals are set at the beginning of each year by the Compensation Committee.

(3)	For 2018, amounts include Company contributions to Landmark Bancorp’s 401(k) Profit Sharing Plan of $16,500, $13,395 and $11,044, for Messrs. Scheopner, Herpich and Oliphant, respectively, and board fees of $26,000 for Mr. Scheopner. The remainder of the amounts reported in all other compensation, except as noted in this Footnote (3), includes perquisites in the form of country club dues and a car allowance.

Employment Agreements

In December 2013, we entered into employment agreements with each of Messrs. Scheopner, Herpich and Oliphant, effective January 1, 2014, November 1, 2013 and November 1, 2013, respectively.

Mr. Scheopner’s agreement provides for an initial two-year term that renews for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a two-year term), unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to his employment agreement, Mr. Scheopner is entitled to receive a base salary of $250,000, subject to increase in accordance with our management compensation policies and plans. Mr. Scheopner is also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, a car allowance and such other benefits as are provided to our other executive officers. For 2017 and 2018, the performance bonus criteria selected by the Compensation Committee are set forth in footnote 2 of the Summary Compensation Table above.

Mr. Herpich’s and Mr. Oliphant’s employment agreements each provide for an initial one-year term that automatically renews on each anniversary of its original effective date unless either party gives notice of its intention to terminate the agreement not less than 90 days prior to the anniversary date. Pursuant to their respective employment agreements, Mr. Herpich is entitled to receive a minimum base salary of $196,750, and Mr. Oliphant is entitled to a base salary of $158,000, each subject to increase in accordance with our management compensation policies and plans. They are also entitled to receive a performance bonus based on performance criteria selected by the Compensation Committee, a country club membership, a car allowance and such other benefits as are provided to our other executive officers. For 2017 and 2018, the performance bonus criteria selected by the Compensation Committee are set forth in footnote 2 of the Summary Compensation Table above.

The employment agreement for each of Messrs. Scheopner, Herpich and Oliphant provide for severance benefits in the event of termination by the Company other than for cause or by the officer for good reason, and enhanced severance benefits in the event of either type of termination within six months prior to or 24 months following a change in control of the Company or in the event of a voluntary termination by the officer within 29 days following a change in control. All severance benefits under the agreement are contingent upon the officer’s execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. Each agreement includes a “clawback” provision should any severance benefits require recapture under any applicable law. Each agreement also provides that, if necessary, severance benefits will be reduced to an amount that is one dollar less than the maximum amount payable without loss of a deduction under Section 280G of the Internal Revenue Code.

Each of Mr. Scheopner, Mr. Herpich and Mr. Oliphant is also subject to an 18-month non-compete and non-solicit restrictive covenant following termination of employment.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding options and unvested restricted stock held by the individuals named in the Summary Compensation Table at December 31, 2018, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. The number of equity awards and exercise prices of options presented in the table below have been adjusted to reflect subsequent stock dividends.

Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date (2)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (3)
(a)	(b)	(#) (1)	(e)	(f)	(g)		(h)
Michael E. Scheopner	7,570	-0-	10.99	4/20/2021
	1,753	5,258	26.53	8/1/2027
					1,040	(4)	24,128
					1,810	(5)	41,992

Mark A. Herpich	12,085	-0-	10.99	4/20/2021
	964	2,892	26.53	8/1/2027
					578	(4)	13,410
					995	(5)	23,084

Mark J. Oliphant	6,045	-0-	10.99	4/20/2021
	438	1,316	26.53	8/1/2027
					288	(4)	6,682
					453	(5)	10,510

(1)	Messrs. Scheopner, Herpich, and Oliphant’s outstanding stock options were granted on August 1, 2017 and vest 25% each year over a four-year period beginning August 1, 2018.

(2)	All options expire 10 years after the grant date.

(3)	Based on Landmark Bancorp’s closing price of $23.20 on December 31, 2018, the last trading day of the year.

(4)	Messrs. Scheopner, Herpich, and Oliphant’s shares of restricted stock were granted on August 1, 2016 and vest 25% each year over a four-year period beginning August 1, 2017.

(5)	Messrs. Scheopner, Herpich, and Oliphant’s shares of restricted stock were granted on August 1, 2018 and vest 25% each year over a four-year period beginning August 1, 2019.

All outstanding equity awards made to Messrs. Scheopner, Herpich and Oliphant were made pursuant to the Landmark Bancorp, Inc. 2001 Stock Incentive Plan (the “2001 Stock Incentive Plan”) or the Landmark Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”). The options were granted with an exercise price equal to the fair market value of the stock on the date of grant.

Equity Compensation Plans

2001 Stock Incentive Plan.

The Company maintains the 2001 Stock Incentive Plan. Our 2001 Stock Incentive Plan, which has now expired, allowed for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. Though no new awards can be granted under the 2001 Stock Incentive Plan, there remain currently outstanding awards under the plan.

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2015 Stock Incentive Plan.

On May 20, 2015, the Company stockholders approved the 2015 Stock Incentive Plan. The 2015 Stock Incentive Plan allows for the granting of awards including stock options, restricted stock, restricted stock units, stock appreciation rights, stock awards and cash incentive awards. Under the 2015 Stock Incentive Plan, 250,000 shares of Company common stock were originally reserved for the granting of awards, and this amount is adjusted for the Company’s annual 5% stock dividends. As of December 31, 2018, 240,480 shares (as adjusted for stock dividends) remain available for issuance under the 2015 Stock Incentive Plan.

401(k) Profit Sharing Plan

All eligible employees, including our named executive officers, may participate in the Landmark Bancorp, Inc. 401(k) Profit Sharing Plan and are permitted to make elective contributions up to the maximum limits of the Internal Revenue Code. We make a matching contribution to the plan equal to 100% of each participant’s first 6% of compensation deferred. During the first quarter of each year, we typically make a profit sharing contribution to the plan. Our named executive officers were eligible for participation in accordance with the plan’s provisions.

Benefits upon Termination or a Change of Control

Employment Agreements

If Mr. Scheopner is terminated without cause or is constructively discharged during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to Mr. Scheopner upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or constructive discharge within six months prior to or 24 months following a change in control would be equal to three times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or a constructive discharge during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Scheopner and his immediate family with continued insurance coverage for one year after termination of employment at the Company’s expense.

If Mr. Herpich is terminated without cause or is constructively discharged during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to Mr. Herpich upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or constructive discharge within six months prior to or 24 months following a change in control would be equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or a constructive discharge during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Herpich and his immediate family with continued insurance coverage for one year after termination of employment at the Company’s expense.

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If Mr. Oliphant is terminated without cause or is constructively discharged during the term of his agreement, he will be entitled to receive a lump sum payment in an amount equal to the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. The lump sum payment to be made to Mr. Oliphant upon his voluntary termination of employment within 29 days after a change in control of Landmark Bancorp or his involuntary termination without cause or constructive discharge within six months prior to or 24 months following a change in control would be equal to two times the sum of (a) his then-current annual salary, (b) an amount equal to the average of the annual performance bonuses paid to him for the three most recently ended fiscal years, and (c) the contributions made for his benefit under all employee retirement plans during the most recently ended fiscal year. Following a termination without cause or a constructive discharge during the term of the agreement (whether or not in connection with a change in control), Landmark Bancorp will also provide Mr. Oliphant and his immediate family with continued insurance coverage for one year after termination of employment at the Company’s expense.

The employment agreements for each of Messrs. Scheopner, Herpich and Oliphant provide for a benefit cutback in the event any amounts are non-deductible due to the golden parachute payment restrictions of Section 280G of the Internal Revenue Code.

2015 Stock Incentive Plan

Under the 2015 Stock Incentive Plan, unless otherwise provided in an award agreement, all stock options and stock appreciation rights shall become fully exercisable, and all stock awards and cash incentive awards shall become fully earned and vested, immediately if (1) the plan and award agreements are not the obligation of the Company or a successor immediately following a change in control, or (2) the plan and award agreements are the obligation of the Company or a successor immediately following a change in control and within 24 months following the change in control the participant is terminated by the Company without cause or resigns for good reason. Additionally, if the vesting of an outstanding award is conditioned upon the achievement of performance measures then such vesting shall be subject to the following: (1) if the performance measures of an award are less than 50% attained at the time of the change in control then such award shall become vested and exercisable on a fractional basis with the numerator equal to the percentage of attainment and the denominator equal to 50% upon the change of control, and (2) if the performance measures of an award are at least 50% attained at the time of the change in control then such award shall become fully vested and earned upon the change of control. Pursuant to the terms of the award agreements under the 2015 Stock Incentive Plan, all outstanding restricted stock awards shall vest immediately upon the executive’s termination of service due to death or disability.

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The following table sets forth the potential payments payable to each of the individuals named in the Summary Compensation Table upon termination of employment, change of control, disability and death, assuming the events occurred on December 31, 2018.

Name	Benefit		Involuntary Termination (1)	Termination During a Covered Period (2)	Termination due to Death or Disability
Michael E. Scheopner	Cash Severance		$795,123	$1,192,684	$-0-
	Equity Awards	(3)	-0-	66,120	66,120
	Medical	(4)	5,342	5,342	-0-
	Total		$800,465	$1,264,146	$66,120

Mark A. Herpich	Cash Severance		$283,271	$566,542	$-0-
	Equity Awards	(3)	-0-	36,494	36,494
	Medical	(4)	7,995	7,995	-0-
	Total		$291,266	$611,031	$36,494

Mark J. Oliphant	Cash Severance		$212,163	$424,327	$-0-
	Equity Awards	(3)	-0-	17,191	17,191
	Medical	(4)	5,342	5,342	-0-
	Total		$217,505	$446,860	$17,191

(1)	This column includes amounts payable upon a termination without cause by Landmark Bancorp or a resignation with good reason by the executive.

(2)	This column includes amounts payable upon a voluntary termination within 29 days following a change in control or an involuntary termination within the 6 months preceding, or the 24 months following, a change in control. Any payments that are contingent on a change in control are subject to reduction to avoid the loss of a deduction under Code Section 280G.

(3)	Outstanding restricted stock and stock option awards vest upon a termination due to death, disability or in connection with a change in control. Amounts are based on Landmark Bancorp’s closing price of $23.20 on December 31, 2018, the last trading day of the year.

(4)	Our named executive officers are only entitled to medical benefits upon a termination without cause by Landmark Bancorp or a resignation with good reason by the executive.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on April 3, 2019, with respect to all persons known to us to be the beneficial owner of more than five percent of our common stock, each director and nominee, each executive officer named in the Summary Compensation Table above and all directors and executive officers of as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of April 3, 2019. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

5% Beneficial Owners
Michael C. Brilley 3300 IDS Center 80 South Eighth Street Minneapolis, MN 55402	226,871	(3)	5.2%
Kornitzer Capital Management, Inc. 5420 West 61st Place Shawnee Mission, KS 66205	220,513	(4)	5.0%

Directors and Named Executive Officers

Patrick L. Alexander	144,373	(5)	3.3%
Richard A. Ball	149,066	(6)	3.4%
Brent A. Bowman	16,349	(7)	*
Sarah Hill-Nelson	8,513	(8)	*
Jim W. Lewis	100,133	(9)	2.3%
Sandra J. Moll	467	(10)	*
Michael E. Scheopner	108,111	(11)	2.5%
Wayne R. Sloan	8,482	(12)	*
David H. Snapp	81,117	(13)	1.9%
Mark A. Herpich	102,703	(14)	2.3%
Mark J. Oliphant	46,016	(15)	1.1%
All directors and executive officers as a group (12 persons)	799,944	(16)	18.1%

*Less than 1%

(1)	The information contained in this column is based upon information furnished to us by the persons named in this table and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as otherwise set forth. Inclusion of shares in this table shall not be deemed to be an admission of beneficial ownership of such shares.

(2)	Based on 4,372,116 shares outstanding as of April 3, 2019.

(3)	Based on information contained in Amendment No. 2 to Schedule 13G filed on January 10, 2019.

(4)	Based on information contained in Schedule 13G filed on January 25, 2019.

(5)	Includes 362 shares of restricted stock, which vest 100% in 2019.

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(6)	Includes 2,034 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under our stock option plan. Also includes 671 shares held as a trustee over which he has shared voting and investment power, 26,929 shares in an individual retirement account, 305 shares owned by his spouse directly and 1,131 shares owned in his spouse’s individual retirement account over which he has no voting or investment power and of which Mr. Ball disclaims beneficial ownership. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(7)	Includes 2,034 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under our stock option plan. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(8)	Includes 6,998 shares owned in individual retirement accounts. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(9)	Includes 2,034 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under our stock option plan. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(10)	Includes 105 shares owned in an individual retirement account. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(11)	Includes 9,323 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under our stock option plan. Also includes 83,971 shares owned jointly with his spouse over which Mr. Scheopner shares voting and investment power and 9,173 shares owned in an individual retirement account. Also includes 2,850 shares of restricted stock, which vest 25% each year over four-year periods beginning August 1, 2017 and August 1, 2019.

(12)	Represents shares held by Mr. Sloan and his spouse as trustees, over which Mr. Sloan has shared voting and investment power. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(13)	Includes 6,104 shares held in an individual retirement account. Also includes 1,424 shares owned in his spouse’s individual retirement account over which he has no voting or investment power, and of which Mr. Snapp disclaims beneficial ownership. Also includes 362 shares of restricted stock, which vest 100% in 2019.

(14)	Includes 13,049 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under our stock option plan. Also includes 82,124 shares Mr. Herpich owns with his spouse over which he has shared voting and investment power and includes 3,628 shares owned in an individual retirement account. 54,263 shares are pledged as collateral in connection with a line of credit from an unrelated financial institution. Also includes 1,573 shares of restricted stock, which vest 25% each year over four-year periods beginning August 1, 2017 and August 1, 2019.

(15)	Includes 6,483 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under our stock option plan. Also includes 34,702 shares Mr. Oliphant owns with his spouse over which he has shared voting power, 13,547 shares owned in an individual retirement account and 543 shares owned in his spouse’s individual retirement account over which he has no voting or investment power and of which Mr. Oliphant disclaims beneficial ownership. Also includes 741 shares of restricted stock, which vest 25% each year over four-year periods beginning August 1, 2017 and August 1, 2019.

(16)	Includes an aggregate of 41,440 shares obtainable within 60 days of April 3, 2019 through the exercise of options granted under the 2001 Stock Incentive Plan or the 2015 Stock Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which our shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the fiscal year ended December 31, 2018, except for Mr. Ball, who had one late Form 4 filing relating to three transactions and one late Form 4 filing relating to nine transactions, Mr. Alexander, who had two late Form 4 filings each relating to one transaction, Mr. Bowman, who had one late Form 4 filing relating to one transaction, and Mr. Scheopner, who had one late Form 4 filing relating to two transactions.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our directors and officers and their associates were customers of and had transactions with Landmark Bancorp and Landmark National Bank during 2018. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Landmark Bancorp or Landmark National Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Landmark National Bank’s board of directors in accordance with the bank regulatory requirements. The Audit Committee reviews and pre-approves any related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company or its subsidiaries.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Messrs. Ball, Lewis and Sloan and Mmes. Hill-Nelson and Moll. All of the members are deemed “independent,” as defined by Nasdaq.

The Audit Committee has reviewed and discussed our audited financial statements for 2018 with our management and Crowe LLP, our independent registered public accounting firm. The committee has also discussed with Crowe LLP the matters required to be discussed by Auditing Standard No. 1301 (Communications With Audit Committees) and received and discussed the written disclosures and the letter from Crowe LLP required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). Based on the review and discussions with management and Crowe LLP, the committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for 2018 for filing with the Securities and Exchange Commission.

Audit Committee:

Richard A. Ball	Sarah Hill-Nelson
Jim W. Lewis	Sandra J. Moll
Wayne R. Sloan

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PROPOSAL 2 – NON-BINDING, ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, Landmark Bancorp is conducting a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. Landmark Bancorp currently conducts the “say-on-pay” vote every three years.

The overall objectives of Landmark Bancorp’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read carefully the “Executive Compensation” section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2018. The Compensation Committee and our board of directors believe that the policies and procedures for determining executive compensation are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our named executive officers in 2018 reflects and supports these compensation policies and procedures.

The following resolution is submitted for stockholder approval:

“RESOLVED, that Landmark Bancorp, Inc.’s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ contained in the company’s proxy statement dated April 18, 2019.”

Approval of this resolution requires that affirmative vote of a majority of the shares represented and voting at the meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The board of directors recommends stockholders vote to approve the overall compensation of our named executive officers, as described in this proxy statement, by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless stockholders specify otherwise.

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PROPOSAL 3 – NON-BINDING, ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, Landmark Bancorp is conducting a separate stockholder vote on the frequency with which stockholders shall conduct an advisory say-on-pay vote on executive compensation, such as proposal 2 above.

The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, stockholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years. The last such vote occurred at the 2013 annual meeting of stockholders, and our stockholders voted in favor of conducting say-on-pay votes every three years at that meeting.

After careful consideration, our board of directors recommends that future stockholder say-on-pay votes be conducted every three years. In determining to recommend that stockholders vote for a frequency of once every three years, the board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. A say-on-pay vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including any changes made in response to the outcome of a prior advisory vote on executive compensation.

Although the board recommends a say-on-pay vote every three years, stockholders are not voting to approve or disapprove the board’s recommendation. Rather, stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of Landmark Bancorp, Inc. determine, on an advisory basis, that the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in the company’s proxy statement for its annual meeting of stockholders, beginning with the 2019 Annual Meeting of Stockholders, is (i) every year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be deemed the choice of the stockholders.

While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or board of directors and may not be construed as overruling any decision by the Compensation Committee or the board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

The board of directors recommends a vote for the “EVERY THREE YEARS” frequency alternative. Proxies properly signed and returned will be voted for the “EVERY THREE YEARS” frequency unless stockholders specify otherwise. Stockholders are not voting to approve or disapprove the board of director’s recommendation. Stockholders may choose among the three choices included in the resolution above, or may abstain from voting on this proposal.

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PROPOSAL 4 – RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Crowe LLP served as our independent registered public accounting firm for the year ended December 31, 2018. Stockholders will be asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2019. If the appointment of Crowe LLP is not ratified, the matter of the appointment of our independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Crowe LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. We recommend that you vote “FOR” the ratification of Crowe LLP to serve as our independent registered public accounting firm.

Accountant Fees

Audit Fees. The aggregate amounts of audit fees billed by Crowe LLP for 2018 and 2017 were $338,000 and $411,000, respectively, for its audit of our annual financial statements for 2018 and 2017 and its required reviews of our unaudited interim financial statements included in our quarterly reports filed during 2018 and 2017. The 2018 and 2017 audits included an audit of our internal controls over financial reporting.

Audit-Related Fees. The aggregate amounts of audit-related fees billed by Crowe LLP for 2018 and 2017 were $10,000 and $10,000, respectively, for professional services relating to its audits of our compliance with certain U.S. Department of Housing and Urban Development requirements.

Tax Fees. The aggregate amounts of tax related services billed by Crowe LLP for 2018 and 2017 were $0 in both years, for professional services rendered for tax compliance, tax advice and tax planning, such as assistance with the preparation of our tax return and guidance with respect to estimated tax payments.

All Other Fees. The aggregate amounts of all other fees billed by Crowe LLP for 2018 and 2017 were $0 and $130,000, respectively. The 2017 fees were related to the formation of our captive insurance subsidiary.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by Crowe LLP is incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the Security and Exchange Commission’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by Crowe LLP for up to twelve months from the date of the pre-approval. All of the services referred to above for 2018 were pre-approved by the Audit Committee.

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Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to be Held on May 22, 2019

Full copies of the proxy statement, the proxy card and other materials for the annual meeting are available on the internet at www.landmarkbancorpinc.com. Stockholders will receive a full set of these materials through the mail from us or from your broker.

For directions to attend the annual meeting in person, please contact Vanna McCarter at (785) 565-2000.

By order of the Board of Directors

/s/ Michael E. Scheopner
Michael E. Scheopner
President and Chief Executive Officer

Manhattan, Kansas

April 18, 2019

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

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LANDMARK BANCORP, INC.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 21, 2019.

Online
Go to **www.investorvote.com/LARK**
or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Sign up for electronic delivery at
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposals 2 and 4 and EVERY THREE YEARS for Proposal 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Patrick L. Alexander	☐	☐	☐
02 - Jim W. Lewis	☐	☐	☐
03 - Michael E. Scheopner	☐	☐	☐

Proposal	For	Against	Abstain
2. Approval, in a non-binding, advisory proposal, of the compensation of our named executive officers, as described in the accompanying proxy statement.	☐	☐	☐
4. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Recommendation, in a non-binding, advisory vote, of the frequency with which stockholders will vote on future say-on-pay proposals.	☐	☐	☐	☐

5. In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: PLEASE DATE THIS PROXY CARD AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN YOUR SIGNED PROXY CARD IN THE ENCLOSED ENVELOPE.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

1 U P X

031UYB

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LARK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LANDMARK BANCORP, INC.

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PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF LANDMARK BANCORP, INC. TO BE HELD MAY 22, 2019

The stockholder(s) hereby appoint(s) Mark A. Herpich and Michael E. Scheopner, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the stockholder(s), to vote, as designated on the reverse side of this proxy, the number of shares of common stock that the stockholder(s) would be entitled to vote if then personally present at the annual meeting of stockholders of Landmark Bancorp, Inc., to be held at the Kansas State University Alumni Center, 17th and Anderson Avenue, Manhattan, Kansas, on Wednesday, May 22, 2019, at 2:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSAL 2, FOR THE "EVERY THREE YEARS" FREQUENCY ON PROPOSAL 3 AND "FOR" PROPOSAL 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

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